                                  EXHIBIT #23

                       SYSCO CORPORATION AND SUBSIDIARIES

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

                                   EXHIBIT 23


As independent public accountants, we hereby consent to the incorporation of our report included in the Company's Report on Form 10-K for the year ended July 1, 1995 into the Company's previously filed (i) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Management Incentive Plan (Registration No. 2-73392, (ii) Registration Statement and Prospectus of Sysco Corporation relating to the Sysco Corporation 1974 Employee's Stock Purchase Plan (Registration No. 33-10906), (iii) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus relating to the offering of Sysco Common Stock under the Sysco Corporation Incentive Stock Option Plan (Registration No. 2-76096), (iv) Registration Statement and Prospectus of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation Management Incentive Plan (Registration No. 33-45804), (v) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 33-45820), and (vi) Registration Statement and Prospectus of Sysco Corporation relating to the $500,000,000 debt securities offering (Registration No. 33-60023).



/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
August 2, 1995